Exhibit 10.5

ADVERTISING AGREEMENT

This Advertising Agreement (this "Agreement") is made and entered into as of February 1, 2011 by and between Clear Channel Broadcasting, Inc., a Nevada corporation ("CCB") and Fresh Start Private a Nevada Corporation ("Fresh Start").

In consideration of the mutual representations and provisions made herein, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1. Responsibilities of the Parties. During the Term (as defined in Section 2), CCB shall execute those elements described in Exhibit A attached hereto (the "Advertising Elements") with respect to Fresh Start's medical procedures, as determined by the parties throughout the Term, and Fresh Start shall execute those elements described in Section 5 below (the "Counterparty Payment Terms and Conditions").

Section 2.    Term.

(a) Unless earlier terminated pursuant to the terms hereof, the term of this Agreement shall begin February 1, 2011 and terminate on January 31st, 2012 (coinciding with the termination of the designated Advertising Elements and Counterparty Payment Terms and Conditions) (the “Term”).

(b) This Agreement may ONLY be terminated prior to the end of the Term as follows:

(i)
Immediately, by any party, if any of the counter parties makes a general assignment for the benefit of creditors, shall have been adjudicated bankrupt, shall have filed a voluntary petition for bankruptcy or for reorganization, or effectuated a plan or similar arrangement with creditors, shall have filed an answer to a creditor's petition or a petition is filed against it for an adjudication in a bankruptcy or reorganization, or if any of the counter parties shall have applied for or permitted the employment of a receiver or a trustee or a custodian for any of its property or assets; or

(ii)
By any party, if there is a material breach by any of the countcr parties under any provision of this Agreement and it or they has/have failed to cure the material breach within fifteen (15) days after being given written notice by the other party with regard to failure to execute the Advertising Elements, execute the Counterparty Payment Terms and Conditions as agreed to herein or any other material breach.

(iii)	Immediately by either party should there be a non-curable material breach by the other party during the Term.

(iv)	By CCB after an initial thirty (30) day Term; by CCB after the first six (6) months of the Term.

(v)
In the event that CCB Terminates the Agreement, CCB shall receive credit for any and all leads that Fresh Start receives relative to the medical procedures that it executes for a period of thirty (30) days after the airing of the last commercial (per the schedule provided by CCB). Additionally, CCB shall continue to receive payment for those leads that turn into paying clients until ninety (90) days past the airing of the last commercial per the schedule referred to above. CCB will not be entitled to any monetary benefit for any procedures that take place after that ninety (90) day period.

Section 3. Exhibits and Rules of Construction,

(a) Attached hereto and incorporated herein for all purposes are the following Exhibits:

(i) Exhibit A: Advertising Elements

(b) Express terms set forth in this Agreement may be modified by the express terms of an Exhibit attached hereto. In the event that the terms and conditions set forth in any Exhibit hereto contradict any term or provision of this Agreement, the terms and conditions of the Exhibit shall control.

Section 4. CCB Responsibilities.

In consideration tor the rcccipt of the payments (as provided in Section 5) and other good and valuable consideration, CCB agrees to provide the Advertising Elements (as defined in Exhibit A) in connection with this Agreement. Fresh Start shall have the right throughout the Term of this Agreement to receive timely performance statements from CCB relative to the execution of all elements stipulated in Exhibit A. In addition, CCB shall make reasonable business efforts to ensure that the Advertising Elements are executed in a first class manner and that all of the elements described in Exhibit A herein are delivered in a commercially reasonable fashion.

Section 5. Counterparty Payment Terms and Conditions.

(i)      Fresh Start's Payment Obligations. In consideration for the Advertising Elements provided herein and for the benefits provided pursuant to Exhibit A, Fresh Start agrees to pay the Advertising fee as laid out below:

Fresh Start shall remit to CCB a flat Three Thousand Dollars ($3,000) per procedure fee ("Fee") for all procedures executed by Fresh Start during the Term of this Agreement. If the Agreement is terminated for any reason, as stipulated in paragraph 2 (b) above, then Fresh Start shall be obligated to pay CCB the flat Fee for all procedures executed for a period of ninety (90) days after such termination.

PAYMENT DUE DATES	PAYMENT

Due upon Contract execution	$5,000 for CCB hardcosts and survey

March 15, 2011	Calculated as $3,000 Fee per procedure executed by Fresh Start from the inception of this Agreement through January 31, 2012 (plus the ninety day termination period)

* Payments shall continue to be due and payable to CCB on the 15th of each successive month through the Term of this Agreement,

Fresh Start agrees to provide CCB with a monthly reconciliation (''Reconciliation") that shall document the number of procedures executed in each month of the Term, The Reconciliation shall be included with the monthly payment as stipulated above and shall thereby support the amount of such payment being made each month through the Term.

(ii) Audit Rights. No more than twice in any consecutive 12 month period, CCB shall have the right to audit Fresh Start's books solely with respect to the calculation of the Fee during the preceding 3 month period only and not with respect to any other matter whatsoever, including, without limitation, with respect to any prior periods of time, any third parties, any other procedures, whether for purposes of comparison or otherwise. The records supporting any Fee calculation given hereunder may not be audited more than once. In the event CCB elects to conduct an audit, such audit shall be conducted by a reputable firm of certified public accountants experienced in medical accounting (the selection of which shall be subject to Fresh Start's reasonable approval). Any such audit shall take place, at CCB's sole cost and expense, upon not less than thirty (30) days' prior written notice to Fresh Start, during regular business hours at Fresh Start's offices where such books are kept and in such a manner as not to interfere with Fresh Start's normal business activities. No audit hereunder shall continue for more than ten (10) consecutive business days or fifteen (15) business days in its entirety and such accountants shall use their good faith best efforts to conclude such audit as quickly as possible without delay. A copy of all reports relating to any such audit shall be delivered to Fresh Start at the same time such reports are delivered to CCB. All information obtained and/or provided in connection with any audit shall be treated as strictly confidential and the auditors shall be required to enter into a confidentiality agreement if requested by Fresh Start. Within thirty (30) days following the conclusion of any audit hereunder, the auditors/accountants shall issue a provisional first report ("First Report") setting forth the findings of the audit. The parties shall then have ten (10) business days in which to respond in writing to the auditors/accountants setting forth their questions and/or objections to the First Report. There shall then be a l0-business-day meet and confer. In no way shall CCB's audit rights impact client confidentiality requirements under State or Federal Law.

(ii) Payments. Fresh Start understands that it shall be liable for all Payments stipulated in this Agreement. Payments shall be made by wire transfer or by check made payable to "Clear Channel Broadcasting, Inc." and mailed to the following address: Clear Channel Worldwide, File #56107 (KFI AM), Los Angeles, CA 90074-6107, or by wire transfer to an account designated by CCB.

Section 6. Intellectual Property Rights.

(a) The concepts relative to the Advertising Elements, and all intellectual property rights associated therewith including, without limitation, all trademarks, logos, designs, printed material, recordings and other rights (the "Promotion Marks") (except to the extent any Promotion Marks include or relate to Fresh Start or its brand(s) (the "Fresh Start Marks"), are the sole and exclusive property of CCB. Except as otherwise expressly provided herein, Fresh Start shall not in any manner use the Promotion Marks for any purpose whatsoever including, without limitation, for promotional, advertising or marketing purposes, without the prior written consent of CCB. Notwithstanding the foregoing, nothing contained herein shall be construed as transferring any title or ownership interest in or to the Fresh Start Marks, all of which remain the exclusive property of Fresh Start or its affiliates or licensors, as the case may be.

(b) During the Term, the parties hereto grant each other nonexclusive, royalty-free, non-assignable licenses for the sole and limited use of the trademarks set forth above or on Exhibit A (the "Proprietary Marks") in the parties' advertising and promotional activities relating to the Advertising Elements, as set forth herein. Prior to any use of the other party's Proprietary Marks, the party proposing to use the other party's Proprietary Marks shall seek the prior written consent of the party which owns the Proprietary Marks. Further consent shall not be required for uses of Proprietary Marks consistent with prior approved uses, provided there has been no modification to such use. The parties acknowledge that they have no interest in the other parties' Proprietary Marks, except as provided herein, and neither party will take any action or fail to take any action which could impair a party's rights to its respective Proprietary Marks. The licenses granted hereby shall terminate upon expiration or earlier termination of this Agreement.

Section 7. Relationship.

The relationship described herein applies only to the Advertising Elements as described herein, during the Term, and Fresh Start shall not have any rights with respect to any future Advertising Elements conducted by CCB except and to the extent of any future written agreement.

Section 8. Promotion.

CCB shall use radio, Internet, and/or other suitable mediums, or a combination thereof ("Media"), to promote the Advertising Elements as it determines appropriate; provided, that Fresh Start shall have the right to approve all promotions and advertisements. Upon approval by Fresh Start, CCB shall not make any changes or modifications to any such promotion or advertisement without the prior written consent of Fresh Start, with such consent not to be unreasonably withheld. Such approval shall be made in writing via email. Fresh Start acknowledges that CCB may use Media owned, controlled or contracted with or by CCB for the promotion of the Advertising Elements.

Section 9. Relationship of the Parties. The parties are acting herein as independent contractors. Nothing herein contained will create or be construed as creating a partnership, joint venture and no party will have the authority to bind the other in any respect. Each party shall be solely responsible for all wages, income taxes, worker's compensation and any other requirements for all personnel it supplies pursuant to this Agreement. Sales taxes, if any, will be the responsibility of the purchaser of the goods or services.

Section 10. Entire Agreement and Modification. The Agreement and the attached Exhibit contain the entire agreement between the parties relating to the subject matter hereof and all prior agreements relative hereto which are not contained herein are terminated. This Agreement may not be amended, revised, or terminated orally but only by a written instrument executed by the party against which enforcement of the amendment, revision, or termination is asserted.

Section 11. Applicable Law. This Agreement will be governed by and construed according to the laws of the State of California.

Section 12. Force Majeure. The failure of any party hereto to comply with the terms and conditions hereof because of an act of God, strike, labor troubles, war, fire, earthquake, act of public enemies, action of federal, state or local governmental authorities or for any reason beyond the reasonable control of such party, will not be deemed a breach of this Agreement.

Section 13. Notices. All notices, requests, demands and other communications required or permitted under this Agreement shall be in writing (which shall include notice by facsimile transmission) and shall be deemed to have been duly made and received when personally served, or when delivered by Federal Express or a similar overnight courier service, expenses prepaid, or, if sent by facsimile communications equipment, delivered by such equipment, addressed as set forth herein:

Fresh Start:	Mr. Neil Muller
Director
Fresh Start
999 N. Tustin Ave. - Suite 16
Santa Ana, CA 92705
Fax: _____________

CCB:	Mr. James M. Murphy
VP - Business Affairs
Clear Channel Broadcasting, Inc.
3400 West Olive Ave., Suite 550
Burbank, CA 91505
Fax: 818-955-8308

Section 14. No Waiver of Rights. If any party fails to enforce any of the provisions of this Agreement or any rights or fails to exercise any election provided in the Agreement, it will not be considered to be a waiver of those provisions, rights or elections or in any way affect the validity of this Agreement. The failure of any party to exercise any of these provisions, rights or elections will not preclude or prejudice such party from later enforcing or exercising the same or any other provision, right or election which it may have under this Agreement.

Section 15. Invalidity. If any term, provision, covenant or condition of the Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of this Agreement will remain in full force and effect and will in no way be affected, impaired or invalidated.

Section 16. Headings: References. The captions of Sections of this Agreement are for convenience only and shall not control or affect the meaning or construction of any of the provisions of this Agreement. References to a ''Section" when used without further attribution shall refer to the particular section of this Agreement.

Scction 17. Arbitration. Any unresolved dispute under this Agreement shall be decided by arbitration under the Commercial Arbitration Rules of the American Arbitration Association ("AAA") or such other administrator as the parties may agree upon, and conducted at a location in California selected by the AAA or other administrator. All disputes submitted to arbitration will be resolved in accordance with the Federal Arbitration Act (Title 9 of the United States Code). All statutes of limitation applicable to any dispute will apply to any arbitration proceeding. All discovery activities will be expressly limited to matters directly relevant to the dispute being arbitrated. Judgment upon any award rendered in an arbitration may be entered in any court having jurisdiction; provided however, that nothing contained herein will be deemed to be a waiver, by any Party that is a bank, of the protections afforded to it under 12 U.S.C. §91 or any similar applicable state law.

Section 18. Representations. Warranties and Covenants of Agent, if any. Each party hereto represents, warrants and covenants the following to each other party:

a. It has the full right and legal authority to enter into and fully perform this Agreement in accordance with the terms of this Agreement.

b. This Agreement, when executed and delivered by each party, will be a legal, valid and binding obligation enforceable against such party in accordance with its terms, except to the extent that enforcement may be limited by bankruptcy, insolvency or other similar laws affecting creditors' rights generally.

c. The execution and delivery of this Agreement has been duly authorized by each party, and such execution and delivery and the performance by each party of the obligations hereunder do not and will not violate or cause a breach of any other agreement or obligation to which such party may be a party or by which such party may be bound, and no approval or other action by any governmental authority or agency is required in connection herewith.

d. In addition to being true as of the date first written above, each of the foregoing representations, warranties and covenants will be true at all times during the Term. Each of such representations, warranties and covenants will be deemed to be material and deemed to have been relied upon by CCB notwithstanding any investigation made by it. If any material representation or warranty made herein by any party fails to be materially correct and accurate, then this Agreement will be deemed to be terminated as of the date such representation or warranty ceased to be correct and accurate. The Payments will be fully due and payable by Fresh Start through the date of termination or performance provided hereunder.

Section 19. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Agreement shall become binding when two or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories.

Section 20. Indemnification. CCB shall defend, indemnify and hold harmless Fresh Start and its affiliates, successors, assigns, equity holders, principals, directors, officers, employees and agents against all costs, expenses and losses, claims, demands, damages, liability, causes of action, judgments, settlement, suits or expenses (including actual attorney fees) claimed, obtained or sustained by third parties in any way related to, arising from or in connection with (i) CCB's performance of its obligations hereunder, including, without limitation, the Advertising Elements; and (ii) any breach by CCB of any of its covenants, representations, warranties, duties or obligations hereunder. Fresh Start shall defend, indemnify and hold harmless CCB and its affiliates, successors, assigns, equity holders, principals, directors, officers, employees and agents against all costs, expenses and losses, claims, demands, damages, liability, causes of action, judgments, settlement, suits or expenses (including actual attorney fees) claimed, obtained or sustained by third parties in any way related to, arising from or in connection with (i) Fresh Start's performance of its obligations hereunder, including, without limitation, the Counterparty Payment Terms and Conditions; and (ii) any breach by Fresh Start of any of its covenants, representations, warranties, duties or obligations hereunder.

Section 21 Insurance. Fresh Start shall procure and maintain, at its sole cost and expense, at all times during the Term hereof, and for six (6) months after the termination of this Agreement for any reason whatsoever (including the natural expiration of the Term), a policy or policies of insurance providing at a minimum (a) Medical Professional Liability Insurance and (b) General Liability Insurance in amounts that shall be mutually agreed to by CCB and Fresh Start. All insurance policies required to be maintained by Fresh Start hereunder shall be deemed primary and exclusive of any insurance that CCB may have. All insurance policies shall contain a provision requiring the insurer to provide CCB with at least (thirty) 30 days prior written notice of the cancellation of such policies.

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

EXHIBIT A

ADVERTISING ELEMENTS

● CCLA will provide inventory as follows

■ A minimum of $100,000 in the first month of the Agreement

■ A minimum of $50,000 per month minimum for following 11 months of the Agreement (*)

■ A minimum of $650,000 over the Term of the Agreement (*)